As filed with the Securities and Exchange Commission on January 4, 2001

                                                    Registration No. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                              --------------------

                                SYMMETRICOM, INC.
                        ---------------------------------
             (Exact name of registrant as specified in its charter)

                California                                95-1906306
    ------------------------------------       --------------------------------
      (State or other jurisdiction of                  (I.R.S. Employer
      incorporation or organization)                 Identification No.)

           2300 Orchard Parkway
               San Jose, CA                                 95131
    ------------------------------------       --------------------------------
           (Address of Principal                          (Zip Code)
            Executive Offices)

                            1999 Employee Stock Plan
            ---------------------------------------------------------
                            (Full title of the plan)

                                                           Copy to:
             THOMAS W. STEIPP
          Chief Executive Officer                   RICHARD S. BEBB, ESQ.
             Symmetricom, Inc.                     Pillsbury Winthrop LLP
           2300 Orchard Parkway                      2550 Hanover Street
            San Jose, CA 95131                       Palo Alto, CA 94304
              (408) 943-9403                            (650) 233-4500
    ------------------------------------       --------------------------------
      (Name, address and telephone
                number of agent for service)


                                             CALCULATION OF REGISTRATION FEE

==============================================================================================================================

                                              Amount To            Proposed                Proposed
          Title of Securities                    Be            Maximum Offering        Maximum Aggregate        Amount of
            To Be Registered                Registered(1)     Price Per Share(2)        Offering Price       Registration Fee
------------------------------------------------------------------------------------------------------------------------------

Common Stock, no par value                    2,000,000             $8.6093              $17,218,600.00         $4,304.65
------------------------------------------------------------------------------------------------------------------------------


(1) Calculated pursuant to General Instruction E to Form S-8.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), based upon the average of the high and low sales prices of the Company's Common Stock on the Nasdaq National Market on December 26, 2000.

                           ---------------------------


The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

                          INFORMATION REQUIRED PURSUANT
                      TO GENERAL INSTRUCTION E TO FORM S-8

GENERAL INSTRUCTION E INFORMATION

         This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

         Registrant's Form S-8 Registration Statement filed with the Securities and Exchange Commission on June 6, 2000 (File No. 333-38616) is hereby incorporated by reference.



INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents and information previously filed with the Securities and Exchange Commission by the Registrant are hereby incorporated by reference in this Registration Statement:

         (a) The Registrant's Annual Report on Form 10-K (File No. 0-02287) for the fiscal year ended June 30, 2000, filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act");

         (b) The Registrant's Quarterly Report on Form 10-Q (File No. 0-02287) for the quarter ended September 30, 2000, as amended, filed pursuant to Section 13 of the Exchange Act;

         (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A (File No. 0-02287) dated December 18, 1990, filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

         (d) The description of the Registrant's Common Share Purchase Rights contained in the Registrant's Registration Statement on Form 8-A (File No. 0-02287) dated December 18, 1990, filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         In addition, all documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.



EXHIBITS

         See Index to Exhibits, which is incorporated herein by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California on January 4, 2001.


                                        SYMMETRICOM, INC.



                                        By         /s/ William Slater
                                           -------------------------------------
                                                       William Slater
                                                  Chief Financial Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas W. Steipp and William Slater, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

            NAME                              TITLE                     DATE



  /s/ Thomas W. Steipp        Chief Executive Officer and      January 4, 2001
---------------------------   Director (Principal Executive
      Thomas W. Steipp        Officer)


   /s/ William Slater         Chief Financial Officer and      January 4, 2001
---------------------------   Secretary (Principal Financial
       William Slater         and Accounting Officer)


 /s/ Richard W. Oliver        Chairman of the Board            January 4, 2001
---------------------------
     Richard W. Oliver


                              Director                         January ___, 2001
---------------------------
     Robert T. Clarkson


/s/ Robert M. Neumeister, Jr. Director                         January 4, 2001
---------------------------
 Robert M. Neumeister, Jr.

            NAME                             TITLE                     DATE


  /s/ Krish A. Prabhu         Director                         January 4, 2001
---------------------------
      Krish A. Prabhu


 /s/ Richard N. Snyder        Director                         January 4, 2001
---------------------------
     Richard N. Snyder

                                INDEX TO EXHIBITS

 Exhibit
  Number      Exhibit
---------     ---------------------------------------------------------------

    5.1       Opinion of Pillsbury Madison & Sutro LLP

   23.1       Independent Auditors' Consent

   23.2       Consent of Pillsbury Madison & Sutro LLP (included in Exhibit 5.1)

   24.1       Powers of Attorney (see page 2)

   99.1       2000 Amendment to the 1999 Employee Stock Plan